UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)

BIGLARI CAPITAL CORP.

THE LION FUND II, L.P.

BIGLARI HOLDINGS INC.

FIRST GUARD INSURANCE COMPANY

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

BIGLARI REINSURANCE LTD.

BIGLARI INSURANCE GROUP INC.

SARDAR BIGLARI

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Biglari Capital Corp., together with the other participants named herein (collectively, “Biglari”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit AGAINST votes on the election of certain directors of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

On October 8, 2025, Biglari uploaded the below material to www.EnhanceCrackerBarrel.com including an open letter to shareholders of the Company, which is attached hereto as Exhibit 1 and incorporated herein by reference. Certain of the material uploaded to www.EnhanceCrackerBarrel.com was previously filed with the Securities and Exchange Commission (“SEC”).

Additional Information

Biglari has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC to be used to solicit proxies to vote AGAINST certain directors in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the Participants. These materials and other materials filed by Biglari with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Biglari with the SEC are also available, without charge, by directing a request to Biglari’s proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.